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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): DECEMBER 17, 1998


                           BROOKTROUT TECHNOLOGY, INC.
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               (Exact name of Registrant as specified in charter)


        MASSACHUSETTS                  33-51424                   04-2814792
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(State or other jurisdiction     (Commission file number)       (IRS employer
      of incorporation)                                      identification no.)


                       410 FIRST AVENUE, NEEDHAM, MA 02494
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               (Address of principal executive offices) (Zip Code)


                                 (617) 449-4100
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              (Registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OF BUSINESS.

         On December 17, 1998, Brooktrout Technology, Inc. (the "Registrant") acquired substantially all of the computer telephony business and assumed certain specified liabilities of Octel Communications Corporation, a Delaware corporation, a subsidiary of Lucent Technologies, Inc., for $29.4 million in cash.

         The terms of this transaction are described more fully in a press release issued on December 17, 1998, a copy of which is included as an exhibit hereto and incorporated herein by reference.
















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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

              The Financial Statements of the acquired business required by this Item will be filed by the Registrant by amendment of this Current Report on Form 8-K no later than March 2, 1999.

         (b)  PRO FORMA FINANCIAL INFORMATION.

              The Pro Forma Financial Information required by this Item will be filed by the Registrant by amendment of this Current Report on Form 8-K no later than March 2, 1999.

         (c)  EXHIBITS

              2.1 Asset Purchase Agreement entered into on December 17, 1998 by and among BTGP, Inc., a Delaware corporation, Brooktrout Technology Europe Limited, a company limited by shares organized under the laws of England, Brooktrout Technology, Inc., a Massachusetts corporation, Octel Communications Corporation, a Delaware corporation, and Rhetorex Europe Limited, a company limited by shares organized under the laws of England.

              2.2 Technology Transfer Agreement entered into on December 17, 1998 between Octel Communications Corporation, a Delaware corporation, Lucent Technologies GRL Corporation, a Delaware corporation, and Brooktrout Technology, Inc., a Massachusetts corporation. (Related to CTP Board Products).

              99.1  Press release of the Registrant, dated December 17, 1998.











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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized

                                                    BROOKTROUT TECHNOLOGY, INC.

Dated: December 28, 1998                            By: /s/ Eric R. Giler
                                                        -----------------------
                                                        Eric R. Giler
                                                        President









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